Exhibit 10.1

AMENDMENT

Reference is made to that certain employment agreement dated as of October 8, 2004 between Kristina Leslie and DreamWorks Animation SKG, Inc. (the “Agreement”). Except as provided to the contrary, all capitalized terms herein shall have the same meanings as under the Agreement.

For good and valuable consideration, the receipt and the sufficiency of which is hereby acknowledged, the parties agree to delete the first sentence of Paragraph 2.b. of the Agreement and replace it with the following sentence:

“During the Employment Term you shall render your exclusive full time business services to Studio and/or its divisions, subsidiaries or affiliates in accordance with the reasonable directions and instructions of the Chief Executive Officer and the Chairman of the Board of Directors of Studio, all as hereinafter set forth.”

Except as expressly modified herein, the Agreement is not modified or amended in any respect and, as modified herein, the Agreement is hereby ratified and confirmed in all respects.

Effective as of June 22, 2005.

ACCEPTED AND AGREED TO:

DREAMWORKS ANIMATION SKG, INC.

By:	/s/ KRISTINA LESLIE	By:	/s/ JEFFREY KATZENBERG

	KRISTINA LESLIE	Its:	Chief Executive Officer